John Hancock Advisers, LLC
601 Congress Street
Boston, MA 02210

June 25, 2015

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re:	Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements approved by the Board or entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D, Appendix E and Appendix F hereto.

2. The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix G, Appendix H and Appendix I hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock Focused High Yield Fund

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

John Hancock Multifactor Consumer Discretionary ETF

John Hancock Multifactor Financials ETF

John Hancock Multifactor Healthcare ETF

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Technology ETF

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Emerging Markets Equity Fund

John Hancock Enduring Equity Fund

John Hancock Global Opportunities Fund

John Hancock Global Real Estate Fund

John Hancock Large Cap Equity Fund

John Hancock Seaport Fund

John Hancock Small Cap Core Fund

John Hancock Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

A-1

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

A-2

APPENDIX B

Fund Level Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs*, (i) prime brokerage fees*, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

* “Expenses” does not exclude borrowing costs and prime brokerage fees in the case of Disciplined Value International Fund.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
Disciplined Value International Fund	0.95%	2/29/2016
Global Real Estate Fund	0.95%[1]	4/30/2017[1]
Multifactor Large Cap ETF	0.35%[2]	8/31/2017[2]
Multifactor Mid Cap ETF	0.45%[2]	8/31/2017[2]
Multifactor Consumer Discretionary ETF	0.50%[2]	8/31/2017[2]
Multifactor Financials ETF	0.50%[2]	8/31/2017[2]
Multifactor Healthcare ETF	0.50%[2]	8/31/2017[2]
Multifactor Technology ETF	0.50%[2]	8/31/2017[2]

1 At the June 23-25, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangements set forth above for Global Real Estate Fund with an expiration date of April 30, 2017, effective as of the commencement of operations of the Fund.

2 At the June 23-25, 2015 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangements for each Fund identified above with an expiration date of August 31, 2017, effective as of the commencement of operations of the Fund.

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APPENDIX C

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) borrowing costs*; (vii) prime brokerage fees*; (viii) short dividend expense; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

* “Expenses” only excludes borrowing costs and prime brokerage fees in the case of Global Real Estate Fund and, effective October 1, 2015, Focused High Yield Fund, Global Conservative Absolute Return Fund and Government Income Fund.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes										Expiration Date of Expense Limit
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Emerging Markets Equity Fund	1.50%	N/A	2.20%	1.25%	N/A	1.60%	N/A	1.35%	N/A	N/A	2/28/2017
Enduring Equity Fund	N/A	N/A	2.60%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/29/2016

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	Classes										Expiration Date of Expense Limit
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Global Opportunities Fund	N/A	N/A	N/A	N/A	N/A	1.61%	N/A	N/A	N/A	N/A	2/29/2016
Global Real Estate Fund	1.30% [1]	N/A	2.05%[1]	1.05%[1]	N/A	N/A	N/A	N/A	N/A	N/A	4/30/2017[1]
Greater China Opportunities Fund	N/A	N/A	N/A	1.34%	N/A	N/A	N/A	N/A	N/A	N/A	2/29/2016
Large Cap Equity Fund	N/A	1.82%	1.82%	0.78%	N/A	N/A	N/A	N/A	N/A	N/A	2/29/2016
Value Equity Fund	1.45%	N/A	2.15%	1.15%	N/A	N/A	N/A	N/A	N/A	N/A	2/29/2016
Focused High Yield Fund	N/A	1.85%	N/A	0.72%[2]	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2015 for Class B shares 9/30/2016 for Class I shares[2]
Global Conservative Absolute Return Fund	1.50%[3]	N/A	2.25%[3]	1.19%[3]	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2016[3]
Government Income Fund	0.98%[4]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2016[4]

1 At the June 23-25, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangements set forth above for Class A, Class C and Class I shares of Global Real Estate Fund with an expiration date of April 30, 2017, effective as of the commencement of operations of the Fund’s Class A, Class C and Class I shares, as applicable.

2 At the June 23-25, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and/or expense reimbursement arrangement set forth above for Class I shares of Focused High Yield Fund to September 30, 2016, effective upon the current expiration date of September 30, 2015.

3 At the June 23-25, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and/or expense reimbursement arrangement set forth above for Class A, Class C and Class I shares of Global Conservative Absolute Return Fund to September 30, 2016, effective upon the current expiration date of September 30, 2015.

4 At the June 23-25, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and/or expense reimbursement arrangement set forth above for Class A shares of Government Income Fund to September 30, 2016, effective upon the current expiration date of September 30, 2015.

C-2

APPENDIX D

Class Specific Contractual Expense Limitations

For purposes of this Appendix:

Except as noted, the Adviser contractually agrees to waive and/or reimburse all class-specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, blue-sky fees, and printing and postage fees, as applicable,* and other class-specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

*Blue-sky fees and printing and postage fees are applicable Class Level Expenses for the Class Expense Waiver of Global Conservative Absolute Return Fund. For each other Fund, blue-sky fees and printing and postage fees are treated as fund-level expenses in accordance with the Funds’ Amended and Restated Multiple Class Plan pursuant to Rule 18f-3. For Disciplined Value International Fund, the Adviser will contractually waive blue-sky fees and printing and postage fees to the extent applicable as part of the Class Expense Waiver until the expiration date listed below (the “Expiration Date”).

Fund	Classes A	B	C	I	R1	R2	R3	R4	R5	R6	Expiration Date of Expense Limit
Balanced Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016
Classic Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016
Disciplined Value International Fund	0.55%	N/A	1.25%	0.25%	N/A	0.60%	N/A	0.35%	N/A	0.00%	2/29/2016
Emerging Markets Equity Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2017
Enduring Equity Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016
Global Opportunities Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016
Global Real Estate Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[1]	4/30/2017[1]
Large Cap Equity Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016
Seaport Fund	N/A	N/A	1.25%	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016

1 At the June 23-25, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement set forth above for Class R6 shares of Global Real Estate Fund with an expiration date of April 30, 2017, effective as of the commencement of operations of the Fund’s Class R6 shares.

D-1

Fund	Classes A	B	C	I	R1	R2	R3	R4	R5	R6	Expiration Date of Expense Limit
Small Cap Equity Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016
U.S. Global Leaders Growth Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016
Value Equity Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/29/2016
Bond Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	9/30/2016[2]
Global Conservative Absolute Return Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	9/30/2016[2]
Income Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	9/30/2016[2]
Investment Grade Bond Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	9/30/2016

2 At the June 23-25, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and/or expense reimbursement arrangement for Class R6 shares of the Funds set forth above to September 30, 2016, effective upon the current expiration date of September 30, 2015.

D-2

APPENDIX E

Fund Level Contractual Limit on Other Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit
Greater China Opportunities Fund	0.30%	February 29, 2016

E-1

APPENDIX F

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets. The limitation will continue until at least July 31, 2016.*

* At the March 10-12, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to July 31, 2016) of the management fee limitation, effective upon the current expiration date of July 31, 2015.

The Adviser agrees to limit John Hancock Value Equity Fund’s management fee to a maximum annual rate of 0.71% of the Fund’s average daily net assets. The limitation will continue until at least February 28, 2017.*

* At the June 23-25, 2015 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the management fee limitation set forth above with an expiration date of February 2, 2017, effective as of July 1, 2015.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets. The limitation will continue until at least September 30, 2016.*

* At the June 23-25, 2015 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2016) of the management fee limitation, effective upon the current expiration date of September 30, 2015.

The Adviser agrees to reduce John Hancock Bond Fund’s management fee by an annual rate of 0.05% of the Fund’s average daily net assets. The reduction will continue until at least September 30, 2016.*

* At the March 10-12, 2015 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the management fee reduction with an expiration date of September 30, 2016.

F-1

APPENDIX G

Class Level Voluntary Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes										Expiration Date of Expense Limit*
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Global Opportunities Fund	1.55%	N/A	2.25%	1.25%	N/A	N/A	N/A	N/A	N/A	N/A
Financial Industries Fund	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Small Cap Core Fund	1.50%	N/A	N/A	1.20%	N/A	N/A	N/A	N/A	N/A	N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. In addition, the Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

G-1

APPENDIX H

Fund Level Voluntary Limit on Other Expenses

For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) blue sky fees and printing and postage fees,* (j) borrowing costs, (k) prime brokerage fees, (l) acquired fund fees and expenses paid indirectly, and (m) short dividend expense.

* “Expenses” does not exclude blue sky fees and printing and postage fees for Enduring Equity Fund or Seaport Fund and, effective October 1, 2015, will no longer exclude blue sky fees and printing and postage fees for Global Conservative Absolute Return Fund.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit*
Enduring Equity Fund	0.25%
Global Conservative Absolute Return Fund	0.25%
Seaport Fund	0.25%

* These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

H-1

APPENDIX I

Fund Level Voluntary Investment Management Fee Waivers

None.

I-1